UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2008
SOUTHWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-23064	73-1136584
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification No)

608 South Main Street, Stillwater, Oklahoma (Address of Principal Executive Offices)	74074 (Zip Code)
Registrant’s telephone number, including area code: (405) 372-2230
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures
EX-4.2: AMENDED AND RESTATED DECLARATION OF TRUST
EX-4.3: INDENTURE
EX-4.7: GUARANTEE
EX-99.1: PRESS RELEASE
EX-99.2: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Item 1.01 Entry into a Material Definitive Agreement
On July 2, 2008 On June 26, 2008, (the “Closing Date”), Southwest Capital Trust II (the “Trust”), a statutory trust formed by Southwest Bancorp, Inc. (“Southwest”) under the laws of the State of Delaware, issued $30,000,000 aggregate liquidation amount of the Trust’s 10.50% preferred securities ($25.00 liquidation amount per security) representing preferred beneficial interests in the Trust (the “Trust Preferred Securities”) in a firm commitment public offering pursuant to an underwriting agreement (the “Underwriting Agreement”) entered on June 26, 2008 by and among Southwest and the Trust and Stifel, Nicolaus & Company Incorporated, Howe Barnes Hoefer & Arnett, Inc., Sterne, Agee & Leach, Inc., and Morgan Keegan and Company, Inc. (the “Underwriters”). The proceeds from the sale of the Trust Preferred Securities, together with the proceeds from the sale by the Trust of its common securities to Southwest, were used by the Trust to purchase an aggregate of $30,930,000 of Southwest’s 10.50% junior subordinated debentures due 2038 (the “Debentures”) issued pursuant to the junior subordinated indenture (the “Indenture”) entered on the Closing Date by Southwest and U.S. Bank National Association as Trustee. Southwest and the Trust also granted the Underwriters a 30-day option to purchase up to an additional $4,500,000 aggregate liquidation amount of the Trust Preferred Securities to cover over-allotments, if any.
Each Trust Preferred Security pays cash distributions at the annual rate of 10.50% of the stated liquidation amount of $25 per security, payable quarterly in arrears beginning September 15, 2008. The stated liquidation amount will be distributed to the holders on September 15, 2038, unless the Trust Preferred Securities are earlier redeemed. Southwest has the ability to redeem, in whole or in part, the Trust Preferred Securities at the liquidation amount and the related Debentures beginning on September 15, 2013.
The distributions with respect to, and amounts payable upon liquidation or redemption of, the Trust Preferred Securities are guaranteed on a subordinated basis (the “Guarantee”) by Southwest pursuant to the terms of the Guarantee Agreement entered on the Closing Date, between Southwest and U.S. Bank National Association, as Guarantee Trustee. The Trust Preferred Securities, the Debentures, and the Guarantee were registered pursuant to a shelf registration statement on Form S-3 (File Nos. 333-151384 and 333-151384-03) filed with the Securities and Exchange Commission, which became effective on June 16, 2008. For additional information concerning the Trust Preferred Securities, the Debentures, and the Guarantee please refer to the Amended and Restated Declaration of Trust, the Indenture, the Trust Preferred Security, the Debenture, and the Guarantee Agreement filed as Exhibits 4.2, 4.3, 4.5, 4.6, and 4.7 respectively, to this Report. Exhibits 4.2, 4.3, 4.6, and 4.7 are incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders
In connection with the issuance of the Trust Preferred Securities and the related Debentures, the ability of Southwest to declare or pay dividends on, or purchase, redeem, or otherwise acquire, shares of its common stock are subject to certain restrictions in the event that deferrals of interest on the Debentures have occurred and are continuing. These restrictions are set forth in the Indenture, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.
The foregoing description of the Trust Preferred Securities, the Debentures, the Guarantee, and other documents relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of these securities and documents, which are incorporated herein by reference.
Item 8.01 Other Events
On July 2, 2008, Southwest issued a press release announcing the issuance of the Trust Preferred Securities. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits:

4.2	Amended and Restated Declaration of Trust of Southwest Capital Trust II

4.3	Indenture between Southwest Bancorp, Inc. and U.S. Bank National Association, as Trustee

4.5	Trust Preferred Security (included in Exhibit 4.2)

4.6	Form of Junior Subordinated Debenture (included in Exhibit 4.3)

4.7	Guarantee

99.1	Press release dated July 2, 2008.

99.2	Other expenses of issuance and distribution (as required by Item14 of Registration Statement Nos. 333- 151384 and 333-151384-03).
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.
By:	/s/ Rick Green
President and Chief
Executive Officer

Dated: July 3, 2008